UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12
HARRINGTON WEST FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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November 5, 2008

Dear Stockholder,

You are cordially invited to attend the Special Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”). The meeting will be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Wednesday, December 3, 2008 at 5:00 p.m. local time. The matters to be considered by stockholders at the Special Meeting are described in the accompanying materials.

It is very important that you be represented at the Special Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Special Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and investment in Harrington West Financial Group, Inc. are sincerely appreciated, and we look forward to visiting with you at the Special Meeting.

Very truly yours,

/s/  Craig J. Cerny
Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, California 93463
(805) 688-6644

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 3, 2008

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”), will be held at Los Padres Bank’s office, 610 Alamo Pintado Road, Solvang, California, 93463 on Wednesday, December 3, 2008 at 5:00 p.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1) To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 9,000,000 to 15,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 5,000,000;

(2) To approve the conversion, from time to time in accordance with its terms, of the shares of Series A Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock as issued, and to be issued, to Concordia Capital Financial Services Fund L.P., and other accredited investors, pursuant to our recent private sale referred to in the attached proxy statement; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.

The Board of Directors has fixed October 31, 2008 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Craig J. Cerny
Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

Solvang, California
November 5, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARRINGTON WEST FINANCIAL GROUP, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

December 3, 2008

This Proxy Statement is furnished to the holders of common stock, $0.01 par value per share (the “Common Stock”), of Harrington West Financial Group, Inc. (the “Company” or “HWFG”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Special Meeting of Stockholders (“Special Meeting”) to be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Wednesday, December 3, 2008 at 5:00 p.m. local time, for the purposes set forth in the Notice of Special Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about November 5, 2008.

Your vote is important. Because many stockholders cannot attend the Special Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving these materials?

Our Board of Directors is providing these proxy materials to you in connection with the Special Meeting of Stockholders of HWFG, to be held on December 3, 2008. As a stockholder of record of our common stock, par value $.01 per share (“Common Stock”), you are invited to attend the Special Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Who is soliciting my vote pursuant to this proxy statement?

Our Board of Directors is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Who is entitled to vote?

Only stockholders of record of our Common Stock at the close of business on October 31, 2008 are entitled to vote at the Special Meeting.

How many shares are eligible to be voted?

As of the record date of October 31, 2008, we had 6,590,011 shares of Common Stock outstanding. Each outstanding share of our Common Stock will entitle its holder to one vote on each matter to be voted on at the Special Meeting.

What am I voting on?

You are voting on the following matters:

•	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 9,000,000 to 15,000,000 and increase the number of authorized shares of preferred stock from 1,000,000 to 5,000,000; and

•	To approve the conversion, from time to time in accordance with its terms, of the shares of Series A Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock as issued, and to be issued, to Concordia Capital Financial Services Fund L.P., and other accredited investors, and the issuance of Common Stock to Concordia, pursuant to our recent private sale referred to in this proxy statement.

What securities did the Company issue in the Private Sale?

On September 26, 2008, the Company entered into a Stock Purchase Agreement with Concordia Financial Services Fund, L.P., or Concordia, for the purchase of a total of 140,000 shares of Series A Non-Cumulative Convertible Perpetual Preferred Stock, par value $.01 per share, referred to as the Series A Preferred Stock, and 1,040,000 shares of Common Stock, to take place in two closings.

Pursuant to the Concordia Stock Purchase Agreement, the first closing occurred on September 29, 2008 and Concordia acquired 61,757 shares of Series A Preferred Stock and 458,768 of Common Stock.

On September 25 and 26, 2008, the Company also entered into stock purchase agreements with certain other accredited investors for the purchase of 57,000 shares of Series A Preferred stock, the sale of which closed on September 29, 2008 concurrent with the first closing for Concordia. Aggregate proceeds from the first closing were $5.8 million.

In the second closing, which is subject to receipt by Concordia of required regulatory approval and by the Company of stockholder approval for the issuance of the common stock pursuant to the Concordia Stock Purchase Agreement and the conversion of the Series A Preferred, Concordia has agreed to purchase 581,232 shares of common stock and 78,243 shares of preferred stock. Aggregate proceeds from the second closing will be $5.6 million.

All shares of Series A Preferred were sold for $25.00 per share, and have an initial conversion price of $6.25 per share, making each share of Series A Preferred initially convertible into 4 shares of Common Stock. The shares of Common Stock issued to Concordia were sold for $6.25 per share. If the second closing with Concordia is not completed before March 29, 2009, the sale price of both the Common Stock and Series A Preferred Stock is subject to potential increase.

Why is the Company seeking stockholder approval for the authorization of additional Common Stock?

The Company is seeking to increase the number of shares of Common Stock and Preferred Stock authorized by the Certificate of Incorporation in order to have enough authorized Common Stock and Preferred Stock available for issuance to meet general corporate needs from time to time, including capital raising transactions, employee benefit plans, acquisitions and other uses. The Company is a Delaware corporation and amendment of the Certificate of Incorporation requires approval of the holders of a majority of our outstanding Common Stock pursuant to the Delaware General Corporation Law.

Why is the Company seeking stockholder approval for the conversion, from time to time, of the Series A Preferred Stock by the Series A Preferred holders and the issuance of Common Stock to Concordia?

Because our Common Stock is listed on the NASDAQ Global Market, we are subject to NASDAQ rules and regulations. Rule 4350(i) of the NASDAQ Marketplace Rules requires stockholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions (i) if the Common Stock to be issued has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance, or (ii) if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to 20% or more of the number of shares of Common Stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price as reported on NASDAQ or book value, whichever is greater.

The potential conversion of the Series A Preferred Stock by the holders of such stock and the issuance of Common Stock to Concordia upon completion of the second closing falls under this NASDAQ rule because the Common Stock issuable upon conversion of the Series A Preferred Stock, together with the Common Stock purchased, will exceed 20% of both the voting power and number of shares of our Common Stock outstanding before the issuance, and the conversion price of the Series A Preferred Stock of $6.25 and the $6.25 sale price of the Common Stock is less than the Company’s book value per share

How will the conversion of the Preferred Stock occur?

At any time on or after the purchase of Series A Preferred Stock, a holder has the right to convert each share of Series A Preferred Stock into shares of Common Stock. Each share of Series A Preferred Stock initially is convertible into a number of shares of Common Stock determined by dividing (a) $6.25, the initial conversion price, into (b) $25.00, the sale price of the Series A Preferred Stock, which means that each share of Series A Preferred initially is convertible into 4 shares of Common Stock.

To convert shares of Series A Preferred Stock, a holder must provide the appropriate notice to the Company and surrender their share certificate. The Company will thereafter issue a certificate(s) for the appropriate number of shares of Common Stock.

How does our Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock and number of authorized shares of Preferred Stock, and “FOR” the approval of the conversion, from time to time, of the Series A Preferred Stock into Common Stock, and the issuance of Common Stock to Concordia.

Why is our Board of Directors recommending approval of the proposals?

During the third quarter of this year, our management and Board of Directors continued to evaluate the Company’s capital levels in view of general economic conditions as well as the deteriorating conditions in the U.S. housing and credit markets. To address the uncertainties and the related asset quality and values and liquidity challenges faced by the Company, management and the Board of Directors determined that it would be prudent to explore various strategic alternatives to increase capital. After exploring and considering a broad range of potential financing and other alternatives, our Board of Directors determined that a private offering provided the Company with a relative degree of certainty that would enhance the Company’s ability to complete its capital raising plans and was otherwise in the best interests of the Company. Because of the NASDAQ rule discussed above, as well as the limited number of remaining authorized but unissued shares of Common Stock we have available, it was necessary to structure the sale of shares to Concordia in the form of two separate closings, with the second closing to follow receipt of appropriate stockholder and regulatory approval.

Accordingly, our Board of Directors recommends that stockholders vote “FOR” the proposal and ultimately permitting the strengthening our equity base as planned.

What happens if the Stockholder Approvals are received?

If the increase in our authorized number of shares of Common and Preferred Stock, the conversion, from time to time in accordance with its terms, of the Series A Preferred Stock into Common Stock, and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock and the Concordia Stock Purchase Agreement are approved at the Special Meeting, subject to the limitations set forth in the Stock Purchase Agreement and the Series A Preferred Stock, the second closing with Concordia will occur and the Series A Preferred Stock will be convertible at any time and from time to time at the option of the holders into a total of 560,000 shares of Common Stock, and the 581,232 shares of Common Stock remaining to be issued to Concordia in the second closing will be issued.

What happens if the Stockholder Approvals, or one of them, are not received?

If the Stockholder Approvals are not received at the Special Meeting, the second closing cannot take place, and approximately half of the intended capital the Company was attempting to raise through the sale of shares to Concordia will not be received. The shares of Series A Preferred issued in the first closing will be convertible into shares of Common Stock in accordance with their terms even if stockholders do no approve Proposal 2.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement:  Delaware law provides that any stockholder action at a meeting requires that a quorum exist with respect to that action. A quorum for the actions to be taken at the Special Meeting will consist of a majority of all of our outstanding shares of Common Stock that are entitled to vote at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least 3,295,006 shares of Common Stock will be required to establish a quorum. Stockholders of record who are present at the Special Meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote and will count towards the establishment of a quorum. This will include brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting.

Required Votes:  Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Special Meeting. Approval of the proposal to amend the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock. Accordingly, failure to vote or an abstention will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as a vote against this proposal. Approval of the proposal to authorize the conversion, from time to time in accordance with its terms, of the Series A Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock and as contemplated by the Concordia Stock Purchase Agreement requires the affirmative vote of a majority of the shares of Common Stock present at the meeting and eligible to vote. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against such proposal.

How may I cast my vote?

If you are a stockholder of record:  You may vote by one of the following methods (as instructed on the enclosed proxy card):

1. In person at the Special Meeting,

2. By mail.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are a stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors.

If you own your shares in “street name” that is, through a brokerage account or in another nominee form:

You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on the proposals and will only vote at the direction of the underlying beneficial owners of the shares of Common Stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this proxy statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Special Meeting.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may I revoke or change my vote?

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by: submitting a new proxy card; delivering written notice to our Secretary prior to December 3, 2008, stating that you are revoking your proxy; or attending the Special Meeting and voting your shares in person. Please note that attendance at the Special Meeting will not, in itself, constitute revocation of your proxy.

Who is paying for the costs of this proxy solicitation?

We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of HWFG may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

American Stock Transfer and Trust, our transfer agent, will receive and tabulate the ballots and voting instruction forms.

What happens if the Special Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the rescheduled meeting. You will still be able to change or revoke your proxy until it is voted.

Who should I call if I have questions or need assistance voting my shares?

Please call Lisa Watkins, Corporate Secretary, at 805-688-6644, ext. 370.

VOTING

Only stockholders of record at the close of business on October 31, 2008 (“Voting Record Date”), will be entitled to vote at the Special Meeting. On the Voting Record Date, there were 6,590,011 shares of Common Stock outstanding, and the Company has no other class of equity securities outstanding entitled to vote. Each stockholder has one vote per share of Common Stock for which they are the beneficial owner.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES
OF COMMON STOCK AND PREFERRED STOCK

Our Board of Directors unanimously adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 9,000,000 to 15,000,000 shares and to increase the number of authorized shares of preferred stock from 1,000,000 to 5,000,000. The Board of Directors further directed that the proposed action be submitted for consideration by the Company’s stockholders at a special meeting to be called for that purpose.

If the stockholders approve the amendment, the Company will amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock as described above. If adopted by the stockholders, the increase will become effective on the filing of the amendment to the Certificate of Incorporation with the Secretary of State of Delaware. The only changes in the Company’s existing Certificate of Incorporation would be those numeric changes required to reflect the increase of the number of authorized shares of Common Stock and Preferred Stock as proposed in this proxy statement. The proposed amendment to the Certificate of Incorporation is set forth as Appendix A to this proxy statement.

The primary purpose of Proposal 1 is to ensure that the Company has a sufficient number of authorized Common Shares and Preferred Shares to provide the flexibility management and the Board of Directors believes is necessary for raising adequate capital to support the needs of the Company and ensuring sufficient shares of stock will be available for general corporate purposes, including capital raising transactions, employee benefit plans, acquisitions and other uses. Particularly during the difficult economic times in which we find ourselves, the Board of Directors believes it is prudent and in the best interests of the Company’s stockholders to maintain adequate authorized shares of both Common and Preferred Stock in the event additional capital is needed.

The increase in the authorized number of shares of Preferred Stock and Common Stock not used for the conversion of the Series A Preferred Stock could have anti-takeover effects. For example, these authorized but unissued shares could (within the limits imposed by applicable law and the NASDAQ Marketplace Rules) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT.

PROPOSAL NO. 2

APPROVAL OF THE CONVERSION OF THE SERIES A
PREFERRED STOCK INTO COMMON STOCK AND ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE SERIES A PREFERRED STOCK AND THE
CONCORDIA STOCK PURCHASE AGREEMENT

Our Board of Directors unanimously adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders to approve the conversion, from time to time in accordance with its terms, of the Series A Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock and the Concordia Stock Purchase Agreement. The Board of Directors further directed that the proposed actions be submitted for consideration of the Company’s stockholders at a special meeting to be called for that purpose.

Because our Common Stock is listed on the NASDAQ Global Market, we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rule 4350(i) requires stockholder approval prior to any issuance or sale of Common Stock, or securities convertible into or exercisable for Common Stock, in any transaction or series of transactions if the Common Stock has, or will have upon issuance, voting power equal to, or in excess of, 20% of the voting power outstanding before the issuance of such shares or of securities convertible into or exercisable for Common Stock, or if the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance, unless the sale or conversion price is greater than the greater of the pre-transaction trading price of the Common Stock as reported on NASDAQ or book value.

The proposed conversion of the Preferred Stock and issuance of Common Stock to Concordia in the second closing called for under the Concordia Stock Purchase Agreement falls under this NASDAQ rule because the Common Stock issuable upon the second closing with Concordia together with the Common Stock issuable upon conversion of the Series A Preferred Stock will exceed 20% of both the voting power and the number of shares of our Common Stock outstanding before the issuance, and both the sale price of the Common Stock to Concordia and the initial conversion price of the Series A Preferred Stock is less than our current book value per Common Share and none of the exceptions to this NASDAQ rule are applicable to these transactions.

The purpose of Proposal 2 is to satisfy the Company’s obligations under the Concordia Stock Purchase Agreement in connection with its sale and issuance of the Series A Preferred Stock and Common Stock, and to allow the conversion, from time to time in accordance with its terms, of Series A Preferred Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock, in each case, in compliance with the NASDAQ rule described above.

In the event that our stockholders do not approve Proposal 2, the Company will not be able to have the second closing under the Concordia Stock Purchase Agreement, and approximately half of the intended capital the Company is attempting to raise will not be raised. The Board of Directors believes it is in the stockholders’ best interest to raise the total amount of capital that the Board of Directors secured through the Concordia Stock Purchase Agreement and the stock purchase agreements with the other accredited investors that purchased Series A

Preferred Shares. The shares of Series A Preferred issued in the first closing will be convertible into shares of Common Stock in accordance with their terms even if our stockholders do not approve Proposal 2.

The Concordia Stock Purchase Agreement will have certain effects and contains, in addition to typical terms and conditions in a stock purchase agreement, certain terms and conditions that our stockholders should be aware of. If the Company receives stockholder approval and Concordia receives regulatory approval, after the second closing Concordia will own 1,600,000 of our outstanding common shares, assuming the complete conversion of its Series A Preferred shares, making them our largest stockholder with 20.7%. In the Concordia Stock Purchase Agreement, upon the second closing, the Company is obligated to take actions to increase the size of the board by one director and seek the nomination and election of an appropriately qualified nominee identified by Concordia. The Company also has agreed to enter into employment agreements with its four most senior executives. The Company has begun the process of preparing such agreement. Finally, the Company and Concordia agreed that HWFG would enter into a financial services advisory agreement with Concordia Capital Advisors, an affiliate of Concordia, pursuant to which Concordia Capital Advisors will advise the Company on certain strategic business initiatives that may include acquisitions of other financial institutions or future capital raising efforts. Pursuant to that agreement, Concordia Capital Advisors will receive a retainer from the Company and a success fee (credited against the retainer) for completed business transaction originated by Concordia Capital Advisors, including a fee equal to 1.75% of the dollar amount of securities actually purchased by Concordia in the two closings of the private placement. The Company is considering a draft of this agreement and expects it will be executed before the stockholder meeting. The Board of Directors believed these terms and conditions were in the best interests of the Company’s stockholders. Concordia has applied for the required regulatory approval of the second closing, and the Company knows of no reason approval will not be granted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED CONVERSION, FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS, OF THE SERIES A PREFERRED STOCK INTO COMMON STOCK AND THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE SERIES A PREFERRED STOCK AND THE CONCORDIA STOCK PURCHASE AGREEMENT.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Certificate of Designations relating to the Series A Preferred Stock, which is attached to this proxy statement as Appendix B, which we incorporate by reference into this proxy statement. Stockholders are urged to read the Certificate of Designations relating to the Series A Preferred Stock in its entirety.

Authorized Shares and Liquidation Preference

The number of authorized shares of the Series A Preferred Stock is 220,000. Shares of the Series A Preferred Stock have a par value of $0.01 per share, were sold for $25.00 per share and have a liquidation preference of $25.00 per share.

Ranking

The Series A Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution, ranks on a parity with each other class or series of preferred stock established after the date of issuance of the Series A Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company and senior to the Common Stock and each other class or series of capital stock of the Company, the terms of which do not expressly provide that it ranks on a parity with, or senior to, the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Dividends

Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, non-cumulative cash dividends in the amount of 8.00% of the sales price ($25.00) of the Series A Preferred Stock per year. Dividends are payable on the first day of January, April, July and October of each year.

Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series A Preferred Stock in respect of any dividend period, the holders of the Series A Preferred Stock will have no right to receive any dividend for that dividend period, and the Company will have no obligation to pay a dividend for that dividend period, whether or not our Board of Directors declares a dividend on the Series A Preferred Stock or any other series of our preferred stock or Common Stock for any future dividend period.

If full quarterly dividends payable on all outstanding shares of the Series A Preferred Stock for any dividend period have not been declared and paid, or set aside for payment, we may not declare or pay dividends or make distributions on any class or series of securities which rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company.

Subject to limited exceptions, if full quarterly dividends payable on all outstanding shares of the Series A Preferred Stock for any dividend period have not been declared and paid, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of its junior securities during the next succeeding dividend period.

Liquidation

In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock will be entitled to receive liquidating distributions in the amount of $25.00 per share of Series A Preferred Stock, plus an amount equal to any declared but unpaid dividends on the Series A Preferred Stock for the then current quarterly dividend period to and including the date of such liquidation before any distribution of assets is made to the holders of the Common Stock or any other junior securities. After payment of the full amount of such liquidating distributions, holders of the Series A Preferred Stock will not be entitled to participate in any further distribution of any remaining assets of the Company.

In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any parity securities, holders of Series A Preferred Stock and the holders of parity securities will share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Redemption

The Series A Preferred Stock becomes redeemable at the Company’s option after December 31, 2010. After such date, the Company may redeem, in whole at any time or in part from time to time, the shares of Series A Preferred Stock outstanding at that time at a redemption price equal to $27.50 plus all accrued and unpaid dividends. If the Company elects to redeem only part of the shares of Series A Preferred Stock outstanding, the shares of Series A Preferred Stock to be redeemed will be selected pro rata. Further, if there are any unpaid dividends on the Series A Preferred Stock, the Company may not redeem less than all of the shares of Series A Preferred Stock.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of the Series A Preferred Stock will have no right to require redemption.

Conversion

Holders of shares of Series A Preferred Stock will have the right to convert the Series A Preferred Stock into shares of Common Stock at any time. The number of shares of Common Stock into which a share of Series A Preferred Stock will be convertible will be determined by dividing the sales price ($25.00) by the conversion price (initially $6.25), subject to customary anti-dilution adjustments. No fractional shares of Common Stock will be issued. Upon conversion, cash will be paid in lieu of fractional shares based on the average closing price of the Common Stock for the ten trading days immediately preceding the date of the conversion. The initial conversion price of the Series A Preferred Stock is $6.25 per share.

Fundamental Change

In the event the Company enters into a transaction constituting a consolidation or merger of the Company or similar transaction, any sale or other transfer of all or substantially all of the assets of the Company, any reclassification of the Common Stock into securities including securities other than Common Stock or any statutory exchange of the outstanding shares of Common Stock for securities of another entity (each, a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall become convertible, at the option of the holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than a counterparty to the Reorganization Event or an affiliate of such other party) of the number of shares of Common Stock into which each share of Series A Preferred Stock would then be convertible (assuming the Stockholder Approvals have been obtained).

Preemptive Rights

The Series A Preferred Shares have preemptive rights such that if the Company issues Common Stock, or any security convertible into Common Stock, at a price per equivalent share that is less than the conversion price of the Series A Preferred Shares, the holders of the Series A Preferred Shares will have the right to purchase a number of such shares that will allow the stockholder to maintain, on a fully converted basis, their respective percentage of the voting power of the Company.

Voting Rights

The Series A Preferred Stock will, in general, not have any voting rights, including the right to elect any directors. The Series A Preferred Stock will have voting rights with respect to any amendment, alteration or change to the Company’s Certificate of Incorporation, or the Certificate of Designations establishing the Series A Preferred, that would have the effect of increasing or decreasing the authorized shares of Series A Preferred, increase or decrease the par value of the Series A Preferred Stock, or would adversely alter or change the powers, privileges or special rights of the Series A Preferred Stock.

INTEREST OF CERTAIN PERSONS IN THE SHARE CONVERSION AND OTHER MATTERS

Following the first closing under the Concordia Stock Purchase Agreement, Concordia acquired, assuming full conversion of its Series A Preferred Shares, approximately 9.9% of our outstanding Common Stock. Further, following the second closing Concordia will own approximately 20.7% of our outstanding Common Stock, assuming the conversion of its Series A Preferred Stock. In addition, and as discussed above, the Company is entering into a financial advisory services agreement with an affiliate of Concordia. Pursuant to that agreement, Concordia Capital Advisors will receive a retainer from the Company and a success fee (credited against the retainer) for completed business transaction originated by Concordia Capital Advisors, including a fee equal to 1.75% of the dollar amount of securities actually purchased by Concordia in the two closings of the private placement. Also as discussed above, following the second closing, Concordia will have the right to nominate one qualified director to the Company’s board to fill a newly created seat on the Board of Directors.

Directors or officers of the Company purchased a total of 9,000 Series A Preferred Shares in the private offering.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, and (iii) all directors and named executive officers of the Company as a group.

	Amount and Nature
Name of Beneficial	of Beneficial		Percent of
Owner or Number of	Ownership as of		Common
Persons in Group	the Voting Record Date		Stock*

Directors and named executive officers:
Craig J. Cerny	724,509	(1)	10.9%
William W. Phillips, Jr.	169,632	(2)	2.6%
William D. Ross	129,198	(3)	2.0%
John J. McConnell	128,364	(4)	1.9%
Susan C. Weber	94,608	(5)	1.4%
Paul O. Halme	52,015	(6)	0.8%
Mark R. Larrabee	50,650	(7)	0.6%
Timothy S. Hatlestad	37,880	(8)	0.8%
Kerril Steele	5,200	(9)	0.1%
All directors, director nominees, and executive officers as a group (20 persons)	1,491,558	(10)	21.5%
Individual Investors
Douglas T. Breeden	1,363,019	(11)	20.7%
Institutional Investors	As of 09/30/08
Concordia Financial Services Fund, L.P.	1,600,000	(12)	20.7%
The Banc Funds Co. LLC	374,842		5.7%

*	Applicable percentages are based on 6,590,011 shares of common stock outstanding as of September 30, 2008, plus, for a particular stockholder, (a) shares of common stock subject to stock options exercisable within 60 days by such stockholder and (b) shares of common stock issuable upon conversion of any Series A Preferred stock held by such stockholder.

(1)	Includes 83,400 shares held by the Rhonda Cerny Trust, Mr. Cerny’s wife, 20,510 shares held by Harrington Wealth Management as agent for the Cerny Family Trust, 70,800 shares underlying stock options exercisable within 60 days of the voting record date and 2,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(2)	Includes 109,832 shares held by the Phillips Family Trust, 55,800 shares underlying stock options exercisable within 60 days of the voting record date and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(3)	Includes 10,000 shares held by Marie Steiner Ross, Mr. Ross’s wife, 27,840 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(4)	Includes 21,000 shares underlying stock options exercisable within 60 days of the voting record date and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(5)	Includes 8,107 shares held by the Weber Family Trust, 40,150 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(6)	Includes 22,050 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(7)	Includes 3,600 shares held by Aimee Larrabee, Mr. Larrabee’s wife, 24,950 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(8)	Includes 8,175 shares underlying stock options exercisable within 60 days of the voting record date, and 1,000 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock, assuming conversion to common shares at a 4 to 1 ratio.

(9)	Includes 5,200 shares underlying stock options exercisable within 60 days of the voting record date.

(10)	Includes 350,185 shares underlying stock options exercisable within 60 days of the voting record date held by directors and executive officers.

(11)	Includes 383,202 held by the Breeden Family Trust, which Dr. Breeden has the power to vote and dispose of, 131,735 shares held by Wyandotte Community Corporation of Leavenworth, Indiana of which Dr. Breeden owns more than 99%, and 268,807 shares held by Community First Financial Group (“CFFG”). Mr. Breeden is Chairman of the Board of Directors and the principal stockholder of CFFG holding 73.7% of a class of voting stock of CFFG.

(12)	Includes 581,232 shares common and 78,243 shares Series A Non-Cumulative Convertible Perpetual Preferred Stock Concordia has the right to acquire within sixty days of the voting record date pursuant to a stock purchase agreement with the Company dated as of September 26, 2008. The right to acquire the HWFG shares is subject to various conditions, including favorable regulatory action on an application filed by Concordia. Also includes 61,757 shares of Series A Non-Cumulative Convertible Perpetual Preferred Stock. All shares of the Series A Non-Cumulative Convertible Perpetual Preferred Stock have been converted to common shares at a 4 to 1 ratio for the purposes of this table.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC as specified below will update and supersede that information. We incorporate by reference Items 7, 7A, 8 and 9 from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and Items 1, 2 and 3 from the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008 and any other items in those Quarterly Reports expressly updating the above referenced items from our Annual Report on Form 10-K.

This proxy statement incorporates important business and financial information about Harrington West Financial Group, Inc., from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement by accessing the “Investor Relations” section of our website, http://www.hwfg.com and from the SEC at its website, www.sec.gov or by requesting them in writing to Lisa Watkins, Secretary at 610 Alamo Pintado Road, Solvang, California 93463, (805) 688-6644. If so requested, we will provide a copy of the incorporated filings by first class mail or equally prompt means within one business day of our receipt of your request.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in June 2009, must be received at the principal executive offices of the Company, 610 Alamo Pintado Road, Solvang, California 93463, Attention: Lisa Watkins, Secretary, no later than January 30, 2009.

Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received for the previous Annual Meeting. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in June, 2009, a stockholder’s notice must be received by the Secretary of the Company no later than January 30, 2009.

OTHER MATTERS

Management is not aware of any business to come before the Special Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

APPENDIX A

AMENDMENT OF CERTIFICATE OF INCORPORATION

A-1

THIRD CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HARRINGTON WEST FINANCIAL GROUP, INC.

Pursuant to Section 242 of the General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:  The name of the corporation is Harrington West Financial Group, Inc.

SECOND:  The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Article 4 of the Certificate of Incorporation is amended by deleting the first paragraph thereof in its entirety and substituting the following in lieu thereof:

“4. (a) The total number of shares of stock that the corporation shall have authority to issue is twenty million (20,000,000) shares, divided into two classes, as follows: fifteen million (15,000,000) shares of common stock having a par value of one cent ($0.01) per share (“Common Stock”); and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”).

THIRD:  The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this [*] day of December, 2008.

By:
Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

By:
Lisa F. Watkins
Vice President, Secretary

A-2

APPENDIX B

CERTIFICATE OF DESIGNATIONS FOR
SERIES A PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS OF
SERIES A NON-CUMULATIVE CONVERTIBLE
PERPETUAL PREFERRED STOCK
(Par Value $.01)
OF
HARRINGTON WEST FINANCIAL GROUP, INC.

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

Harrington West Financial Group, Inc., a Delaware corporation, acting in accordance with Section 151 of the General Corporation Law of the State of Delaware, does hereby submit the following Certificate of Designations of its Series A Non-Cumulative Convertible Perpetual Preferred Stock.

FIRST:  The name of the corporation is Harrington West Financial Group, Inc. (the “Corporation”).

SECOND:  On September 23, 2008, and in accordance with the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Certificate of Incorporation, as Amended, of the Corporation (as the same may be amended or modified from time to time, the “Certificate of Incorporation”) and the Bylaws of the Corporation, the Board adopted the following resolutions:

WHEREAS, the Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board is authorized to establish and fix the number of shares to be included in a series of Preferred Stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series under Article 4 of the Certificate of Incorporation of the Corporation, none of which is outstanding;

WHEREAS, the Board on September 23, 2008 adopted the following resolution creating a series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that the series of Preferred Stock designated as Series A Preferred Stock, is hereby authorized and established; and

FURTHER RESOLVED, that the Board does hereby fix and determine the designations, rights, preferences, powers, restrictions and limitations on Series A Preferred Stock as follows:

Section 1.  Series A Non-Cumulative Convertible Perpetual Preferred Stock.

220,000 shares of Preferred Stock of the Corporation, par value $.01 per share, are hereby constituted as the number of shares of a series of Preferred Stock designated as Series A Non-Cumulative Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”). The “Sales Price” of the Series A Preferred Stock is $25.00 per share. The Series A Preferred Stock is issuable in whole shares only.

Section 2.  Dividends.

(a) Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of the Corporation legally available for payment, non-cumulative cash dividends at an annual rate of 8.00% of the Sales Price of the Series A Preferred Stock. Dividends shall be paid to holders of shares in cash or, at the option of the Corporation, to such holder in additional shares of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall accrue from the date of original issuance and shall be payable quarterly, in arrears, on the first day of January, April, July and October of each year, with the first such dividend being payable on January 1, 2009 (each a “Dividend Payment Date”); provided, that the first dividend shall accrue, without interest, from and including the date of original issuance of the Series A Preferred Stock to but excluding January 1, 2009 (the “Initial Period”), and will be payable on January 1, 2009; provided further, that if any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next succeeding Business Day as if made on the date such dividend payment was due, and no interest shall accrue on the amount so payable for the period from and after the date such dividend payment was due. “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed. Dividends on shares of the Series A Preferred Stock shall accrue (whether or not earned or declared) on a daily basis, without interest, from and including the previous Dividend Payment Date to but excluding the current Dividend Payment Date (for avoidance of doubt, in each case as such Dividend Payment Date may have been postponed or accelerated as aforesaid). Accrued and unpaid dividends shall not bear interest. Dividends shall be payable to holders of record as they appear on the stock books of the Corporation on each record date, which shall be the date immediately prior to each Dividend Payment Date. The rate at which dividends are payable shall be determined by dividing the annual rate by four. Dividends payable for any period shorter than a full Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period. “Dividend Period” means the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, except for the Initial Period, which will be as defined above. Dividends shall cease to accrue on the Series A Preferred Stock on the date of their earlier redemption pursuant to Section 6 below, unless the Corporation shall default in providing funds for the payment of the redemption price on the shares called for redemption pursuant thereto.

(b) Notwithstanding paragraph (a) above, if on or prior to any Dividend Payment Date the Board determines in its absolute discretion that the dividend that would have otherwise been declared and payable on that Dividend Payment Date should not be paid, or should be paid only in part, then the dividend for that Dividend Period shall, in accordance with such determination, either not be declared and payable at all or only be declared and payable in part.

(c) Dividends on the Series A Preferred Stock are non-cumulative. If the Board does not declare a dividend on the Series A Preferred Stock in respect of any Dividend Period, the holders of Series A Preferred Stock will have no right to receive any dividend for such Dividend Period, and the Corporation will have no obligation to pay a dividend for such Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to Series A Preferred Stock or the Common Stock or any other class or series of the Corporation’s preferred stock.

(d)  If full quarterly dividends payable pursuant to section 2(a) on all outstanding shares of the series A Preferred Stock for any Dividend Period have not been declared and paid, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquires any of, its other class or series of capital stock outstanding or established after the Series A Preferred Stock the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, “Junior Securities”) during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 2(a) for any Dividend Payment Date are not paid in full on the shares of the Series A Preferred Stock and there are issued and outstanding shares of any other class or series of capital stock the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, “Parity Securities”), with the same dividend payment date, then all dividends declared on shares of the Series A Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series A Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

Section 3.  Voting Rights.

(a) Except as expressly provided in this Section 3 or as otherwise required by applicable law or regulation, holders of the shares of Series A Preferred Stock shall have no voting rights.

(b) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Certificate of Incorporation or this Certificate of Designations (as such resolution may be amended from time to time, the “Certificate”) if such amendment would increase or decrease the authorized shares of the Series A Preferred Stock, increase or decrease the par value of the shares of the Series A Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect it adversely.

Section 4.  Rank.

The Series A Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and any other Junior Security.

Section 5.  Optional Conversion.

The holders of the Series A Preferred Stock shall have conversion rights as follows:

(a) Optional Conversion into Common Stock.  Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time (including after delivery by the Corporation of a notice of redemption, but before the relevant Redemption Date), at the office of the Corporation or any transfer agent for such stock, into a number of fully paid and nonassessable shares of Common Stock equal to the Sales Price of the Series A Preferred Stock divided by the then conversion price (the “Conversion Price”). The initial Conversion Price shall be Six Dollars and Twenty-Five Cents ($6.25) or four (4) shares of Common Stock per each share of Series A Preferred, however, the Conversion Price shall be subject to adjustment as set forth in subsection 5(d). The conversion of the Series A Preferred Stock is referred to herein as the “Conversion.”

(b) Mechanics of Conversion from Preferred Stock to Common Stock.  Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a) hereof, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(c) No Fractional Shares.

(i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued on the Conversion of any shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the Conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined in Section 5(c)(ii) below) of a share of Common Stock on the business day next preceding the date of Conversion. If more than one share of Series A Preferred Stock shall be surrendered for Conversion at one time by the same holder, the number of full shares of Common Stock issuable upon

Conversion thereof shall be computed on the basis of the aggregate Sales Price of the shares of Series A Preferred Stock so surrendered.

(ii) For the purposes of Section 5(c)(i), the “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive trading days immediately prior to the date in question. The closing price for each day shall be (A) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on such exchange or (B) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the Nasdaq Stock Market, (C) if bid and asked prices for the Common Stock on each day shall not have been reported through The Nasdaq Stock as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Corporation selected for such purpose by the Board, or (D) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

(d) Adjustment in Conversion Price.

(i) Combinations or Subdivisions.  If the Corporation at any time or from time to time after the date of the first issuance of shares of the Series A Preferred Stock (the “Original Issue Date”) declares or pays any dividend on its Common Stock payable in Common Stock or in any right to acquire Common Stock, or effects a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or if the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(ii) Reorganization; Recapitalization.  If at any time or from time to time there shall be a reclassification or recapitalization of the capital stock of the Corporation (other than a subdivision, reclassification, stock split or combination provided for elsewhere in this Section 5), any consolidation, merger, or reorganization of the Corporation with or into another entity or entities, or the conveyance of all or substantially all of the assets of the Corporation to another entity, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares would have been entitled on such reclassification, recapitalization, consolidation, merger, reorganization or conveyance. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Stock after the reclassification, recapitalization, consolidation, merger, reorganization or conveyance to the end that the provisions of this Section 5 shall be applicable after that event as nearly equivalent as may be practicable.

(iii) Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Common Stock at the time of any Conversion, upon conversion of any shares of the Series A Preferred Stock, holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Conversion, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in (i) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iv) Issuance of Additional Securities; Other Adjustments.  Except as otherwise provided in this Section 5(d), the Conversion Price will not be adjusted upward or downward because of the issuance of additional securities after the Original Issue Date.

(e) No Impairment.  This Corporation will not, by amendment of its Certificate of Incorporation, or through reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, respectively, against impairment.

(f) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the conversion price for such series of Preferred Stock at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the Conversion of a share of Series A Preferred Stock.

(g) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the Conversion, such number of its shares of Common Stock as shall from time to time be sufficient to effect the Conversion of all then outstanding shares of the Series A Preferred Stock.

(h) Notices.  Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books and the shares of the Corporation.

Section 6.  Optional Redemption.

(a) The shares of the Series A Preferred Stock may be redeemed at any time at the option of the Corporation, for cash, on at least 20, but not more than 60 days’ notice on or after December 31, 2010 (the specific date for redemption being referred to as the “Redemption Date”), as a whole or in part, at $27.50 per share, plus, in each case, all accrued and unpaid dividends prior to the Redemption Date (the “Redemption Amount”). The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Corporation to purchase or redeem the Series A Preferred Stock and holders of shares of Series A Preferred Stock have no right to require redemption, repurchase or retirement of any shares of Series A Preferred Stock.

(b) Any such redemption may be effected only with the prior approval of the Office of Thrift Supervision (unless at such time it is determined that such approval is not required).

(c) If fewer than all outstanding shares of the Series A Preferred Stock are to be redeemed, the aggregate number of shares to be redeemed will be determined by the Board of Directors of the Corporation and such shares will be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid the redemption of fractional shares) or by lot in a manner determined by the Board.

(d) Notwithstanding the foregoing, if the full dividends on all outstanding shares of Series A Preferred Stock for all prior Dividend Periods have neither been paid nor declared and a sum sufficient for payment set aside, no Series A Preferred Stock shall be redeemed unless all outstanding Series A Preferred Stock is simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Series A Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer so long as such offer is made on the same terms to all holders of the Series A Preferred Stock.

(e) Notice of redemption shall be given by mailing the same to each record holder of the Series A Preferred Stock not less than 20 nor more than 60 days prior to the Redemption Date thereof, at the address of such holder as the same shall appear on the stock books of the Corporation. Each notice shall state: (i) the Redemption Date; (ii) the aggregate number of shares of Series A Preferred Stock to be redeemed; (iii) the Redemption Amount; (iv) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date;

and (vi) the date upon which the holders’ exchange rights, if any, as to such shares, shall terminate. If fewer than all the shares of the Series A Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series A Preferred Stock to be redeemed from each such holder.

(f) If notice of redemption of any shares of the Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation separate and apart from its other funds, in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock so called for redemption, from and after the Redemption Date for such shares, dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Amount) shall cease. Upon surrender, in accordance with such notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), the Redemption Amount set forth above shall be paid out of the funds provided by the Corporation. If fewer than all shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of 90 days from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

Section 7.  Liquidation.

(a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled, whether from capital or surplus, before any assets of the Corporation shall be distributed among or paid over to holders of Common Stock or any new preferred stock, to be paid the amount of $25.00 per share (the “Liquidation Preference”) of the Series A Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon for the then-current Dividend Period (whether or not earned or declared) to and including the date of final distribution. After any such Liquidation Preference payment for each outstanding share of Series A Preferred Stock, the holders of Series A Preferred Stock shall not be entitled to convert any share of the Series A Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of Series A Preferred Stock.

(b) Neither (i) the sale, conveyance, exchange or transfer for cash, shares of stock, other securities or other consideration of all or substantially all the assets or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation) nor (ii) the merger, consolidation or share exchange of the Corporation into or with any other person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

(c) In the event the assets of the Corporation legally available for distribution to holders of Series A Preferred Stock upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7(a), no such distribution shall be made on account of any shares of Parity Securities upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of Series A Preferred Stock and holders of any Parity Securities are entitled upon such liquidation, winding-up or dissolution.

(d) All distributions made with respect to the Series A Stock in connection with any liquidation, winding-up or dissolution shall be made pro rata to the holders thereof.

(e) In the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Corporation shall, within twenty (20) days after the date the Board of Directors approves such action, or at least thirty (30) days prior to any shareholders’ meeting called to approve such action, if applicable, or within thirty (30) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action.

Section 8.  Preemptive Rights.

(a) Upon the issuance of Common Stock, or any security convertible into Common Stock, at a price, or in the case of convertible securities a conversion price at the date of issuance, less than the then current Conversion Price, the Corporation shall give written notice (a “Preemptive Notice”) thereof to each holder of Series A Preferred Stock. The Preemptive Notice shall:

(i) specify the material terms of the security or securities to be issued (the “Preemptive Shares”), the proposed purchasers, the date of issuance (which date shall not be less than ten (10) nor more than twenty (20) calendar days after the date of delivery of the Preemptive Notice), the consideration that the Corporation will receive therefore and any other material term or condition of such issuance; and

(ii) contain an offer to sell to each holder of Series A Preferred Shares the Preemptive Shares at the same price and for the same consideration to be paid by the purchaser, in an amount so that each such holder may maintain its fully diluted percentage interest in the total voting power of the Corporation.

(b) Each such holder shall be entitled, by written notice to the Corporation not less than three (3) Business Days prior to the proposed date of issuance, to elect to purchase all or part of the Preemptive Shares offered to such holder in the Preemptive Notice on the terms and conditions set forth therein. In the event that any such offer is accepted by any holder, the Corporation shall sell to such holder, and such holder shall purchase from the Corporation for the consideration and on the terms set forth in the Preemptive Notice the securities that such holder has elected to purchase on the same day it issues the Preemptive Shares.

(c) If the Corporation does not proceed with the proposed issuance of securities specified in the Preemptive Notice on the terms and conditions set forth therein, then the provisions of this Section 8 shall again be in effect with respect to any subsequent issuance.

Section 9.  Certain Definitions.

(a) The term “outstanding,” when used in reference to shares of stock, shall mean issued shares, excluding shares reacquired by the Corporation.

(b) The amount of dividends “accrued” on any share of Series A Preferred Stock as at any quarterly Dividend Payment Date, shall be deemed to be the amount of any unpaid dividends accumulated thereon (if any) from and including the preceding quarterly Dividend Payment Date to and including the end of the day preceding such quarterly Dividend Payment Date; and the amount of dividends “accrued” on any share of Series A Preferred Stock as at any date other than a quarterly Dividend Payment Date, shall be calculated as the amount of any unpaid dividends accumulated thereon (if any) from and including the preceding quarterly Dividend Payment Date to and including the date as of which the calculation is made, calculated in accordance with the provisions of Section 2.

Section 10.  Exclusion of Other Rights.

Unless otherwise required by law, shares of the Series A Preferred Stock shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein, in the Certificate of Incorporation or as provided by applicable law.

Section 11.  Notice.

All notices or communications unless otherwise specified in the Certificate of Incorporation or Bylaws of the Corporation or this Certificate shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business (1) day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

Section 12.  Interpretation or Adjustment By Board of Directors.

The Board of Directors of the Corporation may, consistent with Delaware law, interpret or adjust the provisions of this Certificate to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of beneficial owners of the Series A Preferred Stock, and if such inconsistency or ambiguity reflects any typographical error, error in transcription or other error, the Board of Directors may authorize the filing of a Certificate of Correction.

Section 13.  Other Provisions.

(a) The Liquidation Preference, annual dividend rate and Redemption Amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. Such adjustments shall be made in such manner and at such time as the Board in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to each holder of Series A Preferred Stock, and the transfer agent for such stock, an officers’ certificate attaching and certifying the resolution of the Board, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual dividend rate or Redemption Amount, in effect following such adjustment.

(b) Shares of the Series A Preferred Stock issued and reacquired shall be retired and canceled promptly after the reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

[Remainder of Page Intentionally Left Blank]

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct and of our own knowledge.

Executed in Solvang, California
on September 25, 2008

By:
Name:     William W. Phillips

Title:	President and COO

Executed in Solvang, California
on September 25, 2008

By:
Name:     Lisa F. Watkins

Title:	Secretary

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HARRINGTON WEST FINANCIAL GROUP, INC.
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HARRINGTON WEST FINANCIAL GROUP, INC. (“COMPANY”),
FOR USE A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2008 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned being a stockholder of the Company as of October 31, 2008, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Los Padres Bank office, 610 Alamo Pintado Road, Solvang, California, 93463 on Wednesday, December 3, 2008 at 5:00 p.m. local time and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:
(Continued and to be signed on reverse side)

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SPECIAL MEETING OF STOCKHOLDERS OF
HARRINGTON WEST FINANCIAL GROUP, INC.
December 3, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■  00030300000000001000  7                                               120308

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
		1.	Approval of an amendment to the certificate of incorporation to increase the authorized number of shares of common stock from 9,000,000 to 15,000,000 and preferred stock from 1,000,000 to 5,000,000.	☐	☐	☐

2.	Approval of the conversion of the Series A Preferred Stock into common stock and issuance of common stock in accordance with the terms of the Series A Preferred Stock and the Concordia stock purchase agreement as described in the proxy statement dated November 5, 2008.

				☐	☐	☐
		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, “FOR” APPROVAL OF THE CONVERSION OF THE SERIES A PREFERRED STOCK AND ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE SERIES A PREFERRED STOCK AND THE CONCORDIA STOCK PURCHASE AGREEMENT AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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